UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49772 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry Into a Material Definitive Agreement.

          On December 17, 2007, the board of directors of Southern Michigan Bank & Trust (the "Bank"), a wholly-owned subsidiary of Southern Michigan Bancorp, Inc. ("Southern"), adopted the Southern Michigan Bank & Trust Supplemental Executive Retirement Plan (the "Plan"). The board of the Bank designated John S. Castle, Kurt G. Miller, and Danice L. Chartrand as "participants" in the Plan. Mr. Castle currently serves as a director and as Chairman and Chief Executive Officer of Southern and the Bank. Mr. Miller currently serves as a director and as President of Southern and the Bank. Ms. Chartrand currently serves as Senior Vice President, Chief Financial Officer, Secretary, and Treasurer of Southern and the Bank.

          Under the Plan, each participant receives a benefit equal to the difference between the pension benefit the participant would have received under the Southern Michigan Bank & Trust Pension Plan (the "Pension Plan") had the Pension Plan not been frozen (i.e., participants in the Pension Plan no longer accrue benefits under the Pension Plan) effective December 31, 2006, and the pension benefit the participant actually receives from the Pension Plan.  The benefits under the Plan are vested under the same schedule as the participant's benefit under the Pension Plan and will be paid upon the participant's termination of employment in the form of a lump sum or annuity, as elected by the participant.

          A copy of the Plan is attached to this report as Exhibit 10.1 and is here incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 17, 2007, the board of directors of Southern appointed Richard E. Dyer, John S. Carton, and Robert L. Hance to the board of directors of Southern. These individuals are each former directors of FNB Financial Corporation ("FNB"), which Southern acquired effective December 1, 2007. The individuals were appointed to the board of directors pursuant to the Agreement and Plan of Merger, dated April 17, 2007, between Southern and FNB. The term of each director and the committees on which they are expected to serve are set forth below next to their names:

Name	Term Expiring	Committees

Robert L. Hance	2008	Compensation
Richard E. Dyer	2009	None
John S. Carton	2010	Audit

          Information on transactions between these individuals and Southern is presented under the headings "Transactions with Related Persons," "Financial Interests of Certain Insiders of FNB - Agreements with Mr. Richard E. Dyer," "Financial Interests of Certain Insiders of FNB - Indemnification; Directors' and Officers' Liability Insurance," and "Financial Interests of

Certain Insiders of FNB - Director Compensation" in Southern's Amendment No. 2 to Form S-4 Registration Statement filed with the Commission on September 28, 2007, which is here incorporated by reference. In addition, these individuals are former shareholders of FNB and received the consideration set forth below next to their names in exchange for their shares of FNB common stock as a result of the acquisition by Southern of FNB:

Name	Southern Common Stock Received	Cash Received

Robert L. Hance	207 shares	$3,835.25
Richard E. Dyer	7,269 shares	$70.75
John S. Carton	374 shares	$0.00

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	10.1	Southern Michigan Bank & Trust Supplemental Executive Retirement Plan.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2007	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Southern Michigan Bank & Trust Supplemental Executive Retirement Plan.